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                                   EXHIBIT 21
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                                   EXHIBIT 21


               List of subsidiaries of Suburban Bancshares, Inc.


                                        Suburban Bank of Maryland
                                        7505 Greenway Center Drive
                                        Greenbelt, Maryland  20770